Exhibit 4.3

NEITHER THIS WARRANT NOR THE CLASS A COMMON STOCK THAT MAY BE ACQUIRED UPON THE EXERCISE HEREOF HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT THERETO UNDER THE SECURITIES ACT AND COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAW, OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED. THIS WARRANT AND THE CONTRIBUTION AGREEMENT UNDER WHICH IT WAS ISSUED (AND THE REGISTRATION RIGHTS AGREEMENT AND EQUITY COVENANT AGREEMENT REFERRED TO THEREIN) SETS FORTH THE COMPANY’S OBLIGATIONS TO REGISTER THE RESALE OF THE WARRANT AND WARRANT SHARES (AS DEFINED BELOW). THIS WARRANT ALSO CONTAINS CERTAIN RESTRICTIONS REGARDING THE TRANSFER OF THIS WARRANT AND/OR THE WARRANT SHARES.

CHICKEN SOUP FOR THE SOUL ENTERTAINMENT, INC.

CLASS III-A WARRANT FOR THE PURCHASE OF

SHARES OF CLASS A COMMON STOCK

No. III-A-1

Date: May 14, 2019

Chicken Soup for the Soul Entertainment, Inc. a Delaware corporation (“Company”), hereby certifies that for value received, CPE Holdings, Inc., a Delaware corporation, or its registered successors and/or assigns (“Registered Holder” or “Holder”), with a principal address of 10202 W. Washington Blvd., Culver City, CA 90232, is entitled, subject to the terms set forth below, to purchase from the Company, at any time or from time to time commencing on the date hereof and terminating at 5:00 p.m., New York City time on May 14, 2024 (the “Exercise Period”), 380,000 shares of Common Stock, at an exercise price equal to $11.61 per share.

The number of shares of Common Stock purchasable upon exercise of this Warrant, and the exercise price per share, each as adjusted from time to time pursuant to the provisions of this Warrant, are hereinafter referred to as the “Warrant Shares” and the “Exercise Price,” respectively.

This Warrant is issued pursuant to Section 1.3(a) of that certain Contribution Agreement, dated as of March 27, 2019 (the “Contribution Agreement”), by and among the Company, the Registered Holder, Crackle, Inc., a Delaware corporation, and Crackle Plus, LLC, a Delaware limited liability company.

1.           Exercise.

(a)          This Warrant may be exercised by the Registered Holder during the Exercise Period, in whole or in part, by the surrender of this Warrant (with the Notice of Exercise Form attached hereto as Exhibit A (the “Exercise Notice”) duly executed by such Registered Holder) at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full, in lawful money of the United States, of an amount equal to the then applicable Exercise Price multiplied by the number of Warrant Shares then being purchased upon such exercise.

(b)          Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in subsection 1(a) above, if so surrendered prior to 5:00 p.m., New York City time, or if surrendered after 5:00 p.m., New York City time, as of the next business day. At such time, the Person or Persons in whose name or names any certificates for Warrant Shares shall be issuable upon such exercise as provided in subsection 1(c), below, shall be deemed to have become the holder or holders of record of the Warrant Shares represented by such certificates.

(c)          Subject to the adjustments set forth in Section 3, exercises hereunder shall be only in full share increments. Within five (5) business days after the exercise of the purchase right represented by this Warrant, the Company at its expense will use its best efforts to cause to be issued in the name of, and delivered to, the Registered Holder, or, subject to the terms and conditions hereof (including the requirement that there be a registration statement then in effect with respect to transfers or an exemption therefrom), to such other individual or entity as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct:

(i)          a certificate or certificates for the number of whole Warrant Shares to which such Registered Holder shall be entitled upon such exercise (as such number of Warrant Shares may be adjusted pursuant to Section 3 hereof), and

(ii)         in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, stating on the face or faces thereof the number of shares currently stated on the face of this Warrant minus the number of such shares purchased by the Registered Holder upon such exercise as provided in subsection 1(a) above.

(d)          Cashless Exercise. Notwithstanding anything contained herein to the contrary, whether or not at the time of such exercise a registration statement is effective (or the prospectus contained therein is available for use) for the resale by the Registered Holder of all of the Warrant Shares, then the Registered Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the applicable Exercise Price, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

2

Net Number =	(A x B) - (A x C)

B

For purposes of the foregoing formula:

A= the total number of Warrant Shares with respect to which this Warrant is then being exercised.

B= as applicable: (i) the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the date of the applicable Exercise Notice if such Exercise Notice is (1) both executed and delivered pursuant to Section 1(a) on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 1(a) on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b)(64) of Regulation NMS promulgated under the United States federal securities laws) on such Trading Day; (ii) the Bid Price of the Common Stock as of the time of the Registered Holder’s execution of the applicable Exercise Notice if such Exercise Notice is executed during “regular trading hours” on a Trading Day and is delivered within two (2) hours thereafter pursuant to Section 1(a); (iii) the Closing Sale Price of the Common Stock on the date of the applicable Exercise Notice if the date of such Exercise Notice is a Trading Day and such Exercise Notice is both executed and delivered pursuant to Section 1(a) after the close of “regular trading hours” on such Trading Day, of (iv) if the Common Stock is not then listed or quoted on a Principal Market, the fair market value per Share as determined by: (A) an independent appraiser selected in good faith by the Registered Holder and the Company or (B) as otherwise may be mutually agreed upon by the Registered Holder and the Company.

C= the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

2.           Adjustments; Conversions.

2.1           Adjustments to Exercise Price and Number of Shares. The Exercise Price and the number of shares of Common Stock underlying this Warrant shall be subject to adjustment from time to time as hereinafter set forth:

(i)          Stock Dividends - Recapitalization, Reclassification, Split-Ups. If, after the date hereof, the number of outstanding shares of Common Stock is increased by a stock dividend on the Common Stock payable in shares of Common Stock or by a split-up or other similar event affecting the class of Common Stock as a whole, then, on the effective date thereof, the number of shares of Common Stock issuable on exercise of this Warrant shall be increased in proportion to such increase in outstanding shares.

3

(ii)         Aggregation of Shares. If after the date hereof, the number of outstanding shares of Common Stock is decreased by a consolidation or combination of shares of Common Stock, or by a reverse stock split, or other similar event affecting the class of Common Stock as a whole, then, upon the effective date thereof, the number of shares of Common Stock issuable on exercise of this Warrant shall be equitably decreased in proportion to such decrease in outstanding shares.

(iii)        Adjustments in Exercise Price. Whenever the number of shares of Common Stock purchasable upon the exercise of this Warrant is adjusted, as provided in this Section, the Exercise Price shall be equitably adjusted (to the nearest cent) by multiplying such Exercise Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise of this Warrant immediately prior to such adjustment, and (y) the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter.

(iv)        Price Reduction; Exercise Period Extension. Notwithstanding any other provision set forth in this Warrant, at any time and from time to time during the period that this Warrant is exercisable, the Company in its sole discretion may reduce the Exercise Price or extend the period during which this Warrant is exercisable.

(v)         No Impairment. The Company will not, by amendment of its Certificate of Incorporation, as amended, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying out of all the provisions of this Section and in the taking of all such actions as may be necessary or appropriate in order to protect against impairment of the rights of the Holder of this Warrant to adjustments in the Exercise Price.

(vi)        Other Events. In the event that the Company (or any subsidiary or affiliate of the Company) shall take any action to which the provisions hereof are not strictly applicable, or, if applicable, would not operate to protect the Holder from dilution or if any event occurs of the type contemplated by the provisions of this Section 2 (i.e., proportional adjustments to reflect changes in the Company’s capital structure, but not anti-dilution protections based on the issuance price of new securities) but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features, an “Other Adjustment Event”), then the Company’s Board of Directors shall in good faith determine and implement an appropriate adjustment in the Exercise Price and the number of Warrant Shares (if applicable) so as to protect the rights of the Holder, provided that no such adjustment pursuant to this Section 2.1(vi) will increase the Exercise Price or decrease the number of Warrant Shares as otherwise determined pursuant to this Section 2, provided further that if the Holder does not reasonably accept such adjustments as appropriately protecting its interests hereunder against such dilution, then the Company’s Board of Directors and the Holder shall agree, in good faith, upon an independent investment bank of nationally recognized standing to make such appropriate adjustments, whose determination shall be final and binding and whose fees and expenses shall be borne by the Company unless such adjustment, as finally determined by such investment bank, is within three percent (3%) of the Company’s originally proposed adjustment, in which case such fees and expenses shall be borne by the Holder. For the avoidance of doubt, an Other Adjustment Event shall not include a bona fide financing transaction in which the Company sells its securities for the principal purpose of raising working capital or other operating capital or any issuance or grant to an employee, director or consultant of the Company (or any subsidiary or affiliate of the Company) under an incentive stock plan agreement or arrangement approved by the Board of Directors of the Company.

4

2.2           Replacement of Shares Upon Reorganization, etc. In case of any reclassification or reorganization of the outstanding shares of Common Stock, or in the case of any merger or consolidation of the Company with or into another Person (other than a consolidation or merger in which the Company is the continuing entity and which does not result in any reclassification or reorganization of the outstanding shares of Common Stock), or in the case of any sale or conveyance to another Person of the property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the Holder of this Warrant shall have the right thereafter (until the expiration of the right of exercise of this Warrant) to receive upon the exercise hereof, for the same aggregate Exercise Price payable hereunder immediately prior to such event, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or other transfer, by a Holder of the number of shares of Common Stock of the Company obtainable upon exercise of this Warrant immediately prior to such event.

2.3           Restrictions on Transfer. The holder of this Warrant acknowledges that this Warrant and the Warrant Shares have not been registered under the Securities Act, as of the date of issuance hereof and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant, or any Warrant Shares issued upon its exercise, in the absence of (i) an effective registration statement under the Securities Act as to this Warrant or such Warrant Shares and registration or qualification of this Warrant or such Warrant Shares under any applicable Blue Sky or state securities law then in effect or (ii) an opinion of counsel, satisfactory to the Company, that such registration and qualification are not required.

2.4           Notice of Adjustment or Conversion. Upon the happening of any event requiring an adjustment of the Exercise Price hereunder, or a conversion of the Warrant or any other material change, the Company shall forthwith give written notice thereto to the Registered Holder of this Warrant stating, in the case of an adjustment, the adjusted Exercise Price and the adjusted number of Warrant Shares, or in the case of a conversion, reasonably detailed instruction on how to surrender this Warrant, and setting forth such other detail as the Company reasonably deems appropriate.

3.           No Fractional Shares. The Company shall not be required upon the exercise of this Warrant to issue any fractional shares of Common Stock and instead, upon each exercise of this Warrant, shall round (up or down) to the nearest whole number of Warrant Shares, which shall then be issuable upon exercise of this Warrant in lieu of any such fractional share.

5

4.           Limitation on Sales. Further to the restrictions set forth in Section 2.3 above, and without limiting the generality of the foregoing, unless the offering and sale of the Warrant Shares to be issued upon the particular exercise of the Warrant shall have been effectively registered under the Securities Act, the Company shall be under no obligation to issue the shares covered by such exercise unless and until the Registered Holder shall have executed an investment letter in form and substance reasonably satisfactory to the Company and the Holder, including a covenant at the time of such exercise that it is acquiring such shares for its own account, and will not transfer the Warrant Shares unless pursuant to an effective and current registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act and any other applicable restrictions, in which event the Registered Holder shall be bound by the provisions of a legend or legends to such effect which shall be endorsed upon the certificate(s) representing the Warrant Shares issued pursuant to such exercise. In such event, the Warrant Shares issued upon exercise hereof shall be imprinted with a legend in substantially the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS, SUPPORTED BY AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

5.           Intentionally Omitted.

6.           Reservation of Stock. The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, that number of Warrant Shares and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Warrant. If, notwithstanding the foregoing, and not in limitation thereof, the Company at any time does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon exercise of this Warrant, then the Company shall promptly take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the number of shares necessary to satisfy the Company’s obligations hereunder. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of the failure to have sufficient authorized shares to permit the exercise of this Warrant (“Authorized Share Failure”), but in no event later than seventy (70) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal.

6

7.           Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

8.           Transfers, etc.

(a)          The Company will maintain a register containing the names and addresses of the Registered Holders of this Warrant. Any Registered Holder may change its, his or her address as shown on the warrant register by written notice to the Company requesting such change.

(b)          Until any transfer of this Warrant is made in the warrant register, the Company may treat the Registered Holder of this Warrant as the absolute owner hereof for all purposes; provided, however, that if and when this Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

9.           No Rights as Stockholder. Except as otherwise provided herein, until the exercise of this Warrant, the Registered Holder of this Warrant shall not have or exercise any rights by virtue hereof as a stockholder of the Company.

10.         Successors. The rights and obligations of the parties to this Warrant will inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, assigns, pledgees, transferees and purchasers. Without limiting the foregoing, the registration rights set forth in this Warrant shall inure to the benefit of the Registered Holder and all the Registered Holder’s successors, heirs, pledgees, assignees, transferees and purchasers of this Warrant and the Warrant Shares.

11.         Change or Waiver. Any term of this Warrant may be changed or waived only by an instrument in writing signed by the party against which enforcement of the change or waiver is sought.

12.         Headings. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

13.         Governing Law. This Warrant shall be governed and construed in accordance with the internal law of the State of Delaware without giving effect to choice of law principles.

14.         Arbitration. Subject to Section 13, above, Section 9.8 (Arbitration) of the Contribution Agreement is incorporated herein mutatis mutandis.

7

15.         Dispute Resolution Regarding Certain Matters. Notwithstanding anything herein (including Section 14) to the contrary, in the case of a dispute as to the determination of the Exercise Price, the Closing Sale Price, the Bid Price or fair market value or the arithmetic calculation of the Common Stock or Warrant Shares, as the case may be, the Company or the Holder (as the case may be) shall submit the disputed determinations or arithmetic calculations (as the case may be) via electronic mail (i) within two (2) Business Days after receipt of the applicable notice giving rise to such dispute to the Company or the Holder (as the case may be) or (ii) if no notice gave rise to such dispute, at any time after the Holder learned of the circumstances giving rise to such dispute. If the Holder and the Company are unable to agree upon such determination or calculation (as the case may be) of the Exercise Price, the Closing Sale Price, the Bid Price or fair market value or the number of Warrant Shares (as the case may be) within three (3) Business Days of such disputed determination or arithmetic calculation being submitted to the Company or the Holder (as the case may be), then the Company shall, within two (2) Business Days submit via electronic mail (a) the disputed determination of the Exercise Price, the Closing Sale Price, the Bid Price or fair market value (as the case may be) to an independent, reputable investment bank selected by the Company and reasonably acceptable to the Holder or (b) the disputed arithmetic calculation of the Warrant Shares to the Company’s independent, outside accountant. The Company shall cause the investment bank or the accountant (as the case may be) to perform the determinations or calculations (as the case may be) and notify the Company and the Holder of the results as soon as reasonably practicable. Such investment bank’s or accountant’s determination or calculation (as the case may be) shall be binding upon all parties absent demonstrable error. The fees and expenses of the investment bank or the accountant shall be borne by the Company unless (x) the number is question, as finally determined by such investment bank or accountant, is within three percent (3%) of the Company’s originally proposed number and (y) the Holder is the party who initiated the dispute resolution procedure contemplated by this Section 15, in which case such fees and expenses shall be borne by the Holder.

16.         Remedies, Characterization, Breaches and Injunctive Relief. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available at law or in equity. Each party acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the other party and that the remedy at law for any such breach may be inadequate. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, exercises and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). Each party therefore agrees that, in the event of any such breach or threatened breach, the other party shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Warrant.

17.         Notice of Record Dates and Events. Subject to applicable law, the Company shall provide the Holder with (a) not less than five days’ prior written notice of any record date that will be established by the Company for holders of Common Stock to participate in any dividend or distribution to be made with respect the outstanding Common Stock and (b) not less than ten days’ prior written notice prior to the date of consummation of any capital reorganization, reclassification of the Common Stock of the Company, consolidation or merger of the Company with another entity in which the Company is not the survivor, or sale, transfer or other disposition of all or substantially all of the Company’s assets to a third party.

8

18.         Current Public Information. So long as the Company is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the Company shall make and keep current public information available in accordance with Rule 144(c) under the Securities Act.

19.         Certain Definitions. For purposes of this Warrant, the following terms shall have the following meanings:

(a)          “Bid Price” means, for any security as of the particular time of determination, the bid price for such security on the Principal Market as reported by Bloomberg as of such time of determination, or, if the Principal Market is not the principal securities exchange or trading market for such security, the bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg as of such time of determination, or if the foregoing does not apply, the bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg as of such time of determination, or, if no bid price is reported for such security by Bloomberg as of such time of determination, the average of the bid prices of any market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. as of such time of determination. If the Bid Price cannot be calculated for a security as of the particular time of determination on any of the foregoing bases, the Bid Price of such security as of such time of determination shall be the fair market value as mutually determined by the Company and the Registered Holder. If the Company and the Registered Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 15. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

(b)          “Bloomberg” means Bloomberg, L.P.

(c)          “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York or Los Angeles, California are authorized or required by law to remain closed.

(d)          “Closing Sale Price” means, for any security as of any date, the last closing trade price for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing trade price, then the last trade price of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing does not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last trade price is reported for such security by Bloomberg, the average of the ask prices of any market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 15. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

9

(e)          “Common Stock” means (i) the Company’s Class A Common Stock, par value $0.0001 per share, and (ii) any capital stock into which such Class A Common Stock shall have been changed or any share capital resulting from a reclassification of such Class A Common Stock.

(f)          “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(g)          “Principal Market” means the a national securities exchange in the United States or a recognized United States trading medium which provides daily reports of the prices at which securities are offered and traded.

(h)          “Trading Day” means, as applicable, (x) with respect to all price determinations relating to the Common Stock, any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Holder or (y) with respect to all determinations other than price determinations relating to the Common Stock, any day on which the Nasdaq Global Market (or any successor thereto) is open for trading of securities.

20.         Notices. Section 9.1 (Notices) of the Contribution Agreement is incorporated herein mutatis mutandis.

[The remainder of this page is intentionally left blank]

10

IN WITNESS WHEREOF, this Warrant has been executed and delivered on the date specified above on behalf of the Company by the duly authorized representative of the Company.

CHICKEN SOUP FOR THE SOUL
ENTERTAINMENT, INC.

By:	/s/ William J. Rouhana, Jr.
Title:	Chief Executive Officer

11

Exhibit A

NOTICE OF EXERCISE

To:	Chicken Soup for the Soul Entertainment Inc.

(1)         The undersigned hereby elects to exercise Warrant No. III-A-1 (the “Warrant”) with respect to ____________ shares of Common Stock, pursuant to the terms of the Warrant, and tenders herewith or will tender within the time period specified in the Warrant payment of the exercise price in full, together with all applicable transfer taxes, if any. If the Warrant is being exercised in full, the Warrant is attached hereto or will be delivered within the time period specified in the Warrant.

(2)         Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:

____________	a “Cash Exercise” with respect to _________________ Warrant Shares; and/or

____________	a “Cashless Exercise” with respect to _______________ Warrant Shares.

In the event that the Holder has elected a Cashless Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the Holder hereby represents and warrants that (i) this Exercise Notice was executed by the Holder at __________ [a.m.][p.m.] on the date set forth below and (ii) if applicable, the Bid Price as of such time of execution of this Exercise Notice was $________.

(3)         Payment of Exercise Price. Payment shall take the form of lawful money of the United States in accordance with the terms of the Warrant.

(4)         Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

[SIGNATURE OF HOLDER]

Name of Holder:

Signature:

Name of Signatory (if entity):

Title of Signatory (if entity):

Date:

12

The undersigned hereby reaffirms the accuracy of the representations and warranties made by the undersigned as set forth in the Contribution Agreement and understands and acknowledges that the Company will rely upon the accuracy of such representations and warranties in issuing the Warrant Shares.

Signature

13